CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Forum Funds II and to the use of our report dated January 26, 2016 on the financial statements and financial highlights of CVR Dynamic Allocation Fund, a series of shares of beneficial interest in the Forum Funds II.  Such financial statements and financial highlights appear in the November 30, 2015 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

March 21, 2016